NUMBER
******

Cure Pharmaceutical Holding Corp

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.001 PAR VALUE COMMON STOCK

SHARES
******

CUSIP 23127P104
COMMON STOCK

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ******

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
Cure Pharmaceutical Holding Corp

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ******

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:______________________________
AUTHORIZED SIGNATURE

Chief Executive Officer

Chief Financial Officer